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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Meditrust on Form S-8 (File Nos. 33-25072, 33-49218, 33-57377, 333-01461 and
333-01935) and on Form S-3 (File Nos. 33-40005, 33-40926, 33-42596, 33-43931,
33-45979, 33-48695, 33-59215, and 333-01843) of our reports dated January 16,
1997 on our audits of the consolidated financial statements and financial statement schedules of Meditrust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included (or incorporated by reference) in this Report on Form 10-K. Our report on the 1996 consolidated financial statements of Meditrust appears in Meditrust's report on Form 8-K filed on January 31, 1997.




Boston, Massachusetts
March 12, 1997                            /s/ Coopers & Lybrand L.L.P.






















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